Date: 6 October 2023

(1)	Onyx Asset Finance Limited
(2)	Total Security Limited

Secured Facility Agreement
in the sum of
USD10,000,000

The Pavilion
Botleigh Grange Business Park
Hedge End
Southampton
SO30 2AF
Ref: SWC/ONY4/23

THIS AGREEMENT is dated        6 October        2023
PARTIES
(1)ONYX ASSET FINANCE LIMITED incorporated and registered in England and Wales with company number 11872340 whose registered office is at Larch House, Parklands Business Park, Denmead, Hampshire PO7 6XP (the Lender); and
(2)    TOTAL SECURITY LIMITED incorporated and registered in England and Wales with company number 10161957 whose registered office is at 16-18 Barnes Wallis Road Segensworth, Fareham, Hampshire, England, PO15 5TT (the Borrower).
BACKGROUND
The Lender has agreed to lend to the Borrower and the Borrower has agreed to accept a loan facility in the sum of USD10,000,000 on the terms and subject to the conditions set out in this agreement.
AGREED TERMS
1DEFINITIONS AND INTERPRETATION
22.1In this agreement, the following definitions apply:
Acquisition means the sale of equity interests of the Borrower such that there is a Change of Control of the Borrower;
Arrangement Fee has the meaning set out in clause 7.1;
Borrowings means any indebtedness of the Borrower of any kind or in any form whatsoever, including (but not limited to);
(a)moneys borrowed and debit balances at banks or other financial institutions;
(b)any acceptances under any acceptance credit or bill discount facility (or dematerialised equivalent);
(c)any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;
(d)any finance lease;
(e)receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis); and
(f)any counter-indemnity obligation in respect of a guarantee, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution in respect of an underlying liability of an entity which is not the Borrower;
Business Day means a day (other than a Saturday or Sunday) on which banks are open for general business in each of London and New York;
Change of Control means where a person or persons (including a body corporate) who have Control of any undertaking cease to do so if another person or persons acquires Control of it;
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Control means the ability to direct the affairs of another whether by the ownership of at least 50% of the voting rights exercisable at general meetings, or by contract or otherwise;
Debenture means a debenture, in agreed form, to be granted by the Borrower to the Lender over its entire assets and undertaking;
Disruption Event means either or both of:
(a)a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or
(b)the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party from performing its payment obligations under the Finance Documents and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted;
Drawdown Date means the date on which a Loan is made, or is to be made;
Drawdown Request means a drawdown request, substantially in the form set out in Schedule 1 (Drawdown Request);
Encumbrance means any mortgage, charge (whether fixed or floating), option, pledge, lien, hypothecation, assignment, trust arrangement, title retention (other than title retention arising in the ordinary course of trading as a result of a supplier’s standard terms of business) or other right having the effect of constituting security and any agreement, whether conditional or otherwise, to create any of the foregoing;
Environment means the natural and man-made environment including all or any of the following media, namely air, water and land (including air within buildings and other natural or man-made structures above or below the ground) and any living organisms (including man) or systems supported by those media;
Environmental Law means all applicable laws, statutes, regulations, secondary legislation, bye-laws, common law, directives, treaties and other measures, judgments and decisions of any court or tribunal, codes of practice and guidance notes insofar as they relate to or apply to the Environment;
Event of Default means an event or circumstance listed in Clause 10 (Events of Default);
Facility means the term loan facility made available under this agreement;
FATCA means:
(a)sections 1471 to 1474 of the US Internal Revenue Code of 1986 or any associated regulations;
(b)any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in
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either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or
(c)any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction;
FATCA Deduction means a deduction or withholding from a payment under a Finance Document required by FATCA;
Finance Document means this agreement, the Debenture and any other document designated as such by the Lender and the Borrower;
Group means in relation to a company, that company, any subsidiary or any holding company from time to time of that company, and any subsidiary from time to time of a holding company of that company and each company in a Group is a member of the Group;
Legal Fees has the meaning set out in clause 11.1.1;
Loan means (subject to clause 5.3) the principal amount outstanding from the Borrower to the lender from time to time pursuant to this agreement;
Material Adverse Effect means in the reasonable opinion of the Lender a material adverse effect on:
(a)the business, operations, property, condition (financial or otherwise) or prospects of the Borrower; or
(b)the ability of the Borrower to perform its obligations under the Finance Documents; or
(c)the validity or enforceability of, or the effectiveness or ranking of, any Security granted or purporting to be granted pursuant to any of the Finance Documents or the rights or remedies of the Lender under any of the Finance Documents;
Perfection Requirements means the making of the appropriate registrations, payment of any applicable stamp duty, filings or notifications in respect of Security as contemplated by any legal opinion delivered pursuant to this agreement or any Finance Document;
Permitted Borrowings means Borrowings:
(a)incurred under the Finance Documents;
(b)incurred pursuant to BACS, corporate and purchasing card facilities in the ordinary course of its business; and
(c)arising under a foreign exchange transaction for spot or forward delivery entered into in connection with protection against fluctuation in currency rates where that foreign exchange exposure arises in the ordinary course of trade, but not a foreign exchange transaction for investment or speculative purposes;
Permitted Encumbrances means;
(a)    the Security constituted by the Finance Documents;
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(b)    any netting or set-off arrangement entered into by the Borrower in the ordinary course of its banking arrangements; and
(c)        any lien arising by operation of law and/or in the ordinary course of business and not as a result of any default or omission by the Borrower;
Potential Event of Default means any event, act or condition which would, on the giving of notice and/or lapse of time will, or is likely to, in the reasonable opinion of the Lender, constitute an Event of Default;
Prepayment Date means the date that the Loan is prepaid pursuant to clause 5.2;
Purpose has the meaning set out in clause 2.2;
Relevant Jurisdiction means, in relation to the Borrower,
(a)    the jurisdiction under whose laws the Borrower is incorporated as at the date of this agreement;
(b)    any jurisdiction where any asset subject to or intended to be subject to the Security pursuant to the Finance Documents is situated; and
(c)    any jurisdiction where it conducts its business;
Repayment Date means the earlier of;
(a)    date falling twelve (12) months after the date of this agreement; and
(b)    the completion of the Acquisition;
Reservations means:
(a)    the principle that equitable remedies are remedies which may be granted or refused at the discretion of the court, the principle of reasonableness and fairness, the limitation of enforcement by laws relating to bankruptcy, insolvency, liquidation, court protection, examinership, reorganisation, court schemes, moratoria, administration and other laws generally affecting the rights of creditors;
(b)    the time barring of claims under applicable limitation laws (including the Limitation Act 1980), the possibility that an undertaking to assume liability for or to indemnify a person against non-payment of stamp duty may be void and defences of set-off or counterclaim; and
(c)     any other general principles which are set out as qualifications as to matters of law in the legal opinions delivered pursuant to this agreement or any Finance Documents;
Security means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect;
Spot Rate of Exchange means
(a)the available spot rate of exchange of Barclays Bank plc; or
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(b)(if Barclays Bank plc does not have an available spot rate of exchange) any other publicly available spot rate of exchange selected by the Lender (acting reasonably), for the purchase of USD with GBP in the London foreign exchange market at or about 11:00 a.m. on a particular day; and
Tax Deduction means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.
22.2Unless the context otherwise requires words denoting the singular shall include the plural and vice versa, references to any gender shall include all other genders and references to persons shall include bodies corporate, unincorporated associations and partnerships in each case whether or not having a separate legal personality.
22.3Unless the context otherwise requires, a reference to a clause or Schedule is to a clause of, or Schedule to, this agreement and a reference to a paragraph is to a paragraph of the Schedule. Clause and Schedule headings shall not affect the interpretation of this agreement.
22.4References to the word include or including (or similar phrases) are to be construed without limitation.
22.5References in this agreement to any statute, statutory provision or treaty include a reference to that statute, statutory provision or treaty as amended, extended, consolidated or replaced from time to time (whether before or after the date of this agreement) and include any order, regulation, instrument or other subordinate legislation made under the relevant statute, statutory provision or treaty.
22.6Any reference to a statute or statutory provision is a reference to such statute or provision in the United Kingdom and not any other jurisdiction.
22.7A reference to a holding company or a subsidiary means a holding company or a subsidiary (as the case may be) as defined in section 1159 of the Companies Act 2006 and for the purposes only of the membership requirement contained in sections 1159(1)(b) and (c), a company shall be treated as a member of another company even if its shares in that other company are registered in the name of:
21.2.1another person (or its nominee), by way of security or in connection with the taking of security; or
21.2.2its nominee.
22.8Any reference to writing or written excludes fax (unless otherwise expressly provided in this agreement).
22.9Any reference to a “Party” or “Parties” means a person who has signed this agreement.
22.10References to times of the day are to London time and references to a day are to a period of 24 hours running from midnight on the previous day.
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22.11References to indebtedness includes any obligation to pay or repay money, present or future, whether actual or contingent, sole or joint and any guarantee or indemnity of any of those obligations.
22.12References to a document in the agreed form are to that document in the form agreed by the parties and initialled by them or on their behalf for identification.
22.13If any payment becomes due on a day which is not a Business Day under this agreement, the due date of such payment will be extended to the next Business Day.
22.14"$", "USD" and "dollars" denote the lawful currency of the United States of America and "£", "GBP" and "sterling" denote the lawful currency of the United Kingdom
2THE FACILITY
22.1The Lender grants to the Borrower a secured term loan facility of a total principal amount of USD10,000,000 on the terms and subject to the conditions of this agreement.
22.2The Borrower shall use the Loan (the Purpose) as follows:
21.2.1an amount equal to the Arrangement Fee and Legal Fees shall be applied in accordance with clause 3.1.2; and
21.2.2the balance shall be used exclusively for working capital purposes.
22.3The Lender is not obliged to (but may) monitor or verify how the Loan is used.
3CONDITIONS OF DRAWDOWN
22.1The Lender’s obligation to make the Loan is subject to the prior satisfaction by the Borrower of the relevant conditions set out in this clause 3 (Conditions of Drawdown).
Conditions to Availability
The Lender will not be obliged to advance the Loan unless on the date of this agreement and before the Drawdown Date, the Lender has received all of the documents and other evidence listed in Part 1 of Schedule 2 (Conditions precedent to Drawdown) in form and substance satisfactory to the Lender.
22.2Other conditions
The Lender’s obligation to make the Loan under the Facility is subject to the further condition precedent that on the date of the Drawdown Request and the Drawdown Date,
21.2.1no Event of Default or Potential Event of Default is continuing or would result from the proposed Loan; and
21.2.2all the representations and warranties in Clause 9 (Representations and warranties) are true.
4DRAWDOWN
22.1The Borrower may request a Loan by delivering a completed Drawdown Request to the Lender by no later than five (5) Business Days (or one (1) Business Day for a proposed
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drawdown on the date of this agreement) before the proposed Drawdown Date (or, in each case, such shorter time as may be agreed by the Lender).
22.2A Drawdown Request:
21.2.1may only specify a single Loan; and
21.2.2shall only be regarded as having been completed if the Loan requested is for the full amount of the Facility:
22.3Once a Drawdown Request has been delivered, it is irrevocable.
22.4Subject to the Borrower complying with its obligations set out in this clause 4, the Lender shall on the date of this agreement:
21.2.1advance the Loan to the Borrower in one amount by payment to account notified to the Lender in the Drawdown Request; and
21.2.2retain an amount equal to the Legal Fees (in satisfaction of the Borrower’s obligation to pay such fees in accordance with clause 11.1.1), the Arrangement Fee (in satisfaction of the Borrower’s obligation to pay such fee in accordance with clause 7.1) , which shall all, for the avoidance of doubt, still form part of the Loan, which the Borrower hereby acknowledges.
5REPAYMENT
22.1The Borrower shall repay the Loan on the Repayment Date.
22.2The Borrower may at any time on giving five (5) Business Days’ notice to that effect to the Lender prepay the Loan in whole (but not in part). The prepayment of the Loan shall be made together with all accrued but unpaid interest on the Loan at such date but otherwise without fee or penalty. For the avoidance of doubt, the Borrower may not reborrow the Loan if so prepaid.
22.3The amount of the Loan repaid or prepaid to the Lender on the Repayment Date (or the Prepayment Date as applicable) shall be the amount of USD that is necessary to ensure that at the Spot Rate of Exchange for the Loan on the Repayment Date (or the Prepayment Date as applicable) the Lender shall be able on the Repayment Date (or the Prepayment Date as applicable) to purchase the same amount of GBP that it used to make the Loan on the Drawdown Date.
22.4If the Lender receives a payment that is insufficient to discharge all the amounts then due and payable under the Finance Documents, the Lender shall (to the extent lawfully possible) apply that payment towards the obligations under the Finance Documents in the following order:
21.2.1firstly, in or towards payment pro rata of any unpaid fees, costs and expenses of the Lender under the Finance Documents;
21.2.2secondly, in or towards payment pro rata of any accrued interest or fee due but unpaid under this agreement;
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21.2.3thirdly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents; and
21.2.4fourthly, towards repayment of the Loan.
22.5The Lender may, at its sole discretion, vary the order set out in clause 5.5.
6INTEREST
22.1Subject to clause 5.2, the Borrower shall pay interest on the outstanding principal amount of the Loan at the rate of 8.5% per annum and such interest shall accrue from day to day and shall be calculated on the basis of the number of days elapsed and a year of 365 days.
22.2Interest shall be paid by the Borrower to the Lender as follows:
21.2.1payable per month based upon the outstanding principal amount of the Loan as of such date of payment (with the first payment falling due one month following the date that the Loan is drawn); and
21.2.2the accrued and unpaid interest in full on the Repayment Date.
22.3If the Borrower fails to pay any amount under this agreement on its due date:
21.2.1interest shall accrue daily on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate of 6.5% per annum above the rate set out in clause 6.1 during the period of non-payment. Any interest which accrues under this clause 6.3 shall be immediately payable by the Borrower on demand by the Lender; and
21.2.2interest arising on an overdue amount shall be compounded monthly but will remain immediately due and payable.
7FEES
22.1The Borrower shall pay to the Lender on the date of this agreement a fee of setting up the Facility of USD 1,200,000 (the Arrangement Fee), which the Borrower hereby directs the Lender to retain from the amount of the Loan drawn by the Borrower in settlement of the Borrower’s obligation to pay the Arrangement Fee (but shall, for the avoidance of doubt, still form part of the Loan).
8WARRANTIES AND REPRESENTATIONS
22.1The Borrower represents and warrants to the Lender on the date of this Agreement on the Drawdown Date and on the last Business Day of each month as follows:
21.2.1it is a limited liability corporation, duly incorporated and validly existing under its Relevant Jurisdiction;
21.2.2subject to the Reservations and Perfection Requirements, the execution of this agreement on its behalf has been validly authorised and the obligations expressed as being assumed by it under this agreement and under the Finance Documents to which they are a party constitute valid, legal and binding obligations of it which are enforceable against it in accordance with their terms;
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21.2.3neither the execution and delivery of this agreement and the Finance Documents by it nor the borrowing of the Loan in full hereunder nor the performance or observance of any obligations hereunder will:
(a)conflict with, or result in any breach of, any law, statute, regulation, indenture, mortgage, trust deed, agreement or other instrument, arrangement, obligation or duty by which it is bound; or
(b)cause any limitation on any of their powers whatsoever, howsoever imposed, or on the right or ability of their directors to exercise such powers, to be exceeded, in each case, to the extent that it would have a Material Adverse Effect;
21.2.4it is not in default under any law, statute, regulation, indenture, mortgage, trust deed, agreement or other instrument, arrangement, obligation or duty by which it is bound which has or will have a Material Adverse Effect;
21.2.5there exists no Encumbrance (other than Permitted Encumbrances) over the whole or any part of their undertaking or assets, present or future (including uncalled capital) other than pursuant to the Permitted Encumbrances; and
21.2.6that no Event of Default or Potential Event of Default has occurred or is continuing.
22.2The representations and warranties set out in clause 8.1 shall survive the execution of this agreement and the making of the Loan hereunder and shall be deemed to be repeated in each case with reference to the facts and circumstances then subsisting as if made at each such time.
9COVENANTS
22.1General
The Borrower hereby undertakes and covenants with the Lender from the date of this agreement:
21.2.1to ensure that subject to the Reservations:
(a)    the obligations expressed to be assumed by it in each Finance Document are legal, valid, binding and enforceable obligations; and
(b)    (without limiting the generality of Clause 9.1.1 (a) above), each Finance Document creates the security interests which that Finance Document purports to create and those security interests are valid and effective;
21.2.2to comply in all material respects with laws to which it is subject and to promptly obtain all consents or authorisations under any law or regulation (and do all that is needed to maintain them in full force and effect) to enable it to perform its obligations under the Finance Documents if failure to do so would have a Material Adverse Effect;
21.2.3to use the Loan exclusively for the Purpose;
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21.2.4to carry on and conduct its business in a proper and efficient manner and not to make any material changes to the general nature or scope of its business as carried on at the date of this agreement;
21.2.5to not incur or permit to subsist, any obligation for Borrowings (other than Permitted Borrowings) or:
(a)sell, transfer or otherwise dispose of any of its assets on terms whereby such assets are or may be leased to or re-acquired or acquired by it;
(b)sell, transfer or otherwise dispose of any of its receivables on recourse terms;
(c)enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or
(d)enter into any other preferential arrangement having a similar effect, in circumstances where the arrangement or transaction is entered into primarily as a method of raising Borrowings or of financing the acquisition of an asset;
21.2.6to not sell, assign, lease, transfer or otherwise dispose of in any manner (or purport to do so) all or any part of, or any interest in, its assets other than:
(a)in the ordinary course of its business;
(b)assets exchanged for other assets comparable or superior as to type, value and quality; or
(c)assets whose market value is worth less than USD50,000 (or its equivalent in another currency or currencies);
21.2.7to not create or permit to subsist any Security over any of its assets other than pursuant to the Finance Documents other than Permitted Encumbrances;
21.2.8to not be a creditor in respect of any financial indebtedness;
21.2.9to not declare, make or pay any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind) on or in respect of its share capital (or any class of its share capital); and
21.2.10to properly and adequately insure with insurers of good repute against such risks, in such manner and to such extent as is prudent having regard to the nature and extent of its business and duly pay all premiums or other sums payable in respect of any such insurance;
provided that, it is understood and agreed that this Section 9.1 shall not restrict any transactions made by the Borrower in the ordinary course of business.
22.2[Not used]
22.3Information
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The Borrower hereby undertakes and covenants with the Lender from the date of this agreement:
21.2.1to provide the Lender promptly with such other financial or anti money laundering information relating to the Borrower as the Lender may from time to time require including (including, but not limited to confirmations of outstanding financial indebtedness, management or audited accounts or otherwise);
21.2.2on request to provide the Lender with copies of their bank statements within 14 days of the end of each calendar month; and;
21.2.3to provide the Lender with such information as it may reasonably require to ensure compliance with FATCA; and
21.2.4to immediately notify the Lender if an Event of Default or Potential Event of Default occurs.
10EVENTS OF DEFAULT
Each of the events or circumstances set out in this clause 10 (Events of Default) is an Event of Default (save for clause 10.14 (Acceleration)).
22.1Non-payment
21.2.1The Borrower does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless:
(a)     its failure to pay is caused by:
(i)    administrative or technical error; or
(ii)    a Disruption Event; and
(b)    payment is made within three (3) Business Days of its due date.
22.2[Not used]
22.3Other Obligations
21.2.1The Borrower does not comply with any provision of the Finance Documents (other than those referred to in clause 10.1 (Non-payment).
21.2.2No Event of Default under clause 10.3.1 above will occur if the failure to comply is capable of remedy and is remedied within ten (10) Business Days of the earlier of (i) the Lender giving notice to the Borrower and (ii) the Borrower becoming aware of the failure to comply.
22.4Misrepresentation
Any representation or statement made or deemed to be made by the Borrower in the Finance Documents or any other document delivered by or on behalf of the Borrower under or in connection with any Finance Document is, or proves to have been incorrect in any material respect when made or deemed to be made unless the circumstances giving rise to
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the misrepresentation are, in the opinion of the Lender (in its absolute discretion), capable of remedy and are remedied within ten Business Days of the earlier of (i) the Lender giving notice to the Borrower and (ii) the Borrower becoming aware of the misrepresentation.
22.5Cross Default
21.2.1Any Borrowings are not paid when due or within any originally applicable grace period.
21.2.2Any Borrowings becomes due, or capable of being declared due and payable prior to its stated maturity by reason of an event of default (howsoever described).
21.2.3Any commitment for any Borrowings is cancelled or suspended by a creditor of the Borrower by reason of an event of default (howsoever described).
21.2.4Any creditor of the Borrower becomes entitled to declare any Borrowings due and payable prior to its stated maturity by reason of an event of default (howsoever described).
21.2.5An event or circumstance referred to in this clause 10.5 (Cross default) shall not constitute an Event of Default if the aggregate amount of the Borrowings or commitment for Borrowings affected is less than USD 100,000.
22.6Insolvency
21.2.1The Borrower stops or suspends payment of any of its debts, or is unable to, or admits its inability to pay its debts as they fall due.
21.2.2The Borrower suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or a material part of its business.
21.2.3The Borrower commences negotiations, or enters into any composition or arrangement, with one or more of its creditors with a view to rescheduling any of its indebtedness (because of actual or anticipated financial difficulties).
21.2.4A moratorium is declared over any of the Borrowings.
21.2.5Any action, proceedings, procedure or step is taken for:
(a)the suspension of payments, winding up, dissolution, administration or reorganisation (using a voluntary arrangement, scheme of arrangement or otherwise) of the Borrower; or
(b)a composition, compromise, assignment or arrangement with any creditor of the Borrower; or
(c)the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of the Borrower or any of its assets.
21.2.6The value of the Borrower’s assets is less than its liabilities (taking into account contingent and prospective liabilities).
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21.2.7Any event occurs in relation to the Borrower that is analogous to those set out in clauses 10.6.1 to 10.6.6 in England and Wales or any Relevant Jurisdiction.
21.2.8An event or circumstance referred to in clauses 10.6.1 to 10.6.7 shall not apply to any winding-up petition which is frivolous or vexatious and such a winding up petition is discharged, stayed or dismissed within ten (10) Business Days of commencement or, if earlier, the date on which it is advertised. The ending of any moratorium referred to in clause 10.6.4 shall not remedy any Event of Default caused by that moratorium.
22.7Distress
A distress, attachment, execution, expropriation, sequestration or other legal process is levied, enforced or sued out on, or against, the Borrower’s assets having an aggregate value of USD 100,000 and is not discharged or stayed within ten (10) Business Days.
22.8Repudiation
Any party (other than the Lender) repudiates (or shows an intention to repudiate) a Finance Document.
22.9Material Adverse Effect
Where any event occurs or circumstances exist which has or will have any effect which is reasonably likely to have a Material Adverse Effect.
22.10Environmental
In the reasonable opinion of the Lender, at any time after the date of this agreement:
21.2.1there is a risk of material liability to the Lender under Environmental Law including because it has taken Security pursuant to a Debenture or the Share Charge; or
21.2.2the value of any property subject to the Security created by the Finance Documents may be diminished in any material way because of Environmental Law.
22.11Litigation
Any litigation, arbitration, administrative, governmental, regulatory or other investigations, proceedings or disputes are commenced or threatened, or any judgement or order of a court, arbitral tribunal or other tribunal or any order or sanction of any government or other regulatory body is made in relation to the Finance Documents or the transactions contemplated in the Finance Documents or against the Borrower or its assets which have or has or are or is reasonably likely to have a Material Adverse Effect.
22.12Change of Control
The Borrower undergoes a Change of Control.
22.13Acceleration
Notwithstanding the remaining provisions of this agreement, on and at any time after the occurrence of an Event of Default and whilst it is continuing the Lender may:
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21.2.1declare that all or part of the Loan, accrued interest and/or fees and/or any other amounts accrued or outstanding under the Finance Documents be immediately due and payable;
21.2.2declare that all or any part of the Loans be payable on demand by the Lender;
21.2.3exercise any and all of its rights, remedies, powers or discretions under the Finance Documents; and/or
21.2.4apply the interest rate under clause 6.3 to the Loans or any part of them as if it were due but unpaid.
11COSTS
22.1The Borrower shall pay:
21.2.1on the date of this agreement, a sum equal to the Lender’s reasonable legal fees in connection with and for the preparation of this agreement and the documents referred to in it (together with any value added tax on them – to the extent applicable (the Legal Fees) which the Borrower hereby directs the Lender to retain from the Loan amount to be advanced (but shall, for the avoidance of doubt, still form part of the Loan) in settlement of the Borrower’s obligation to pay the Legal Fees; and
21.2.2on demand and on a full indemnity basis all costs and expenses (together with any value added tax on them, to the extent applicable) that the Lender incurs in connection the amendment, extension, alteration, discharge and/or enforcement of this agreement and/or any other of the Finance Documents; and
21.2.3pay to the Lender the amount of all reasonable expenses (including legal and valuation fees) incurred by it in connection with the issue and consideration of amendments, consents, waivers; and
21.2.4pay to the Lender the amount of all expenses (including legal, insolvency practitioner and valuation fees) incurred by it in connection with the enforcement of or the preservation of any rights under any Finance Document and any proceedings instituted by or against it as a consequence of or enforcing these rights.
12CURRENCY INDEMNITY
22.1If any sum due from the Borrower under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:
21.2.1making or filing a claim or proof against the Borrower; or
21.2.2obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings, the Borrower shall as an independent obligation, within three (3) Business Days of demand, indemnify the Lender against any cost, loss or liability arising out of or as a result of the
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conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.
22.2The Borrower waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.
13[NOT USED]
14TAX DEDUCTIONS
22.1The Borrower shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law. If a Tax Deduction is required by law, the Borrower shall be required to increase any payment in respect of which it makes such a Tax Deduction or otherwise compensate the recipient of the payment for that Tax Deduction (including but not limited to payments of interest to the Lender).
22.2A Party may make any FATCA Deduction it is required by FATCA to make, and any payment required in connection with that FATCA Deduction, and it shall not be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.
22.3If a Party becomes aware that it must make a Tax Deduction or FATCA Deduction in respect of any payment to another Party as contemplated above, it shall promptly notify the other Parties.
15REMEDIES, WAIVERS, AMENDMENTS AND CONSENTS
22.1Any amendment to this agreement shall be in writing and signed by, or on behalf of, each party.
22.2Any waiver of any right or consent given under this agreement is only effective if it is in writing and signed by the waiving or consenting party. It shall apply only in the circumstances for which it is given and shall not prevent the party giving it from subsequently relying on the relevant provision.
22.3No delay or failure to exercise any right under this agreement shall operate as a waiver of that right and no single or partial exercise of any right under this agreement shall prevent any further exercise of that right (or any other right under this agreement).
22.4Rights and remedies under this agreement are cumulative and do not exclude any other rights or remedies provided by law or otherwise.
16INVALIDITY
22.1If any provision of this agreement (the Void Provision) is found by any court or administrative body of competent jurisdiction to be invalid or unenforceable:
21.2.1such invalidity or unenforceability shall not affect the other provisions of this agreement which shall remain in full force and effect;
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21.2.2if the Void Provision would be valid or enforceable if some part of it were deleted, the Void Provision shall apply with such modification as may be necessary to make it valid and enforceable; and
21.2.3if that is not possible, the parties shall attempt to substitute for the Void Provision a valid and enforceable provision which achieves to the greatest extent possible the same effect as would have been achieved by the Void Provision.
17COUNTERPARTS
This agreement may be executed and delivered in any number of counterparts, each of which is an original and which, together, have the same effect as if each party had signed the same document.
18ASSIGNMENT
The Borrower shall not assign any of its rights or transfer any of its rights or obligations under this agreement. The Lender may assign the benefit of this agreement and/or any other Finance Document to any member of its Group.
19ENTIRE AGREEMENT
This agreement (together with the documents referred to in it) constitutes the entire agreement between the parties and supersedes and extinguishes all previous discussions, correspondence, negotiations, drafts, agreements, promises, assurances, warranties, representations and undertakings between them, whether written or oral, relating to its subject matter.
20THIRD PARTY RIGHTS
A person who is not a party to this agreement cannot enforce, or enjoy the benefit of, any term of this agreement under the Contracts (Rights of Third Parties) Act 1999.
21NOTICES
22.1Any notice or other communication to be served under this agreement must be in writing and may be:
21.2.1delivered personally;
21.2.2sent by first class “Royal Mail Signed For” (or any successor service);
21.2.3sent by electronic mail:
(a)in the case of notice to the Lender, to Dan Richards at dan.richards@justdevelop.it (or such other email address as is notified by the Lender to the Borrower from time to time); or
(b)in the case of notice to the Borrower, to Tridivesh Kidambi at tridi@system1.com (or such other email addresses as is notified by the Borrower to the Lender from time to time),
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and, unless otherwise stated above, shall be served on the party at its address appearing in this agreement or at such other address as it may have notified to the other parties in accordance with this clause 18.
22.2Any notice or document shall be deemed to have been served:
21.2.1if delivered personally, at the time of delivery if delivered during a Business Day or at the start of the next Business Day if delivered at any other time;
21.2.2if posted by first class “Royal Mail Signed For” (or any successor service), at 10.00 a.m. on the second Business Day after it was put into the post; or
21.2.3if sent by electronic mail, at the time that a message confirming delivery has been received.
22.3References in this clause 18 to a particular time of day are references to that time of day at the address for service of the recipient party.
22GOVERNING LAW AND JURISDICTION
22.1This agreement and any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with it or its subject matter or formation shall be governed by and construed in accordance with the law of England and Wales.
22.2Each party irrevocably agrees that, subject as provided below, the courts of England and Wales shall have exclusive jurisdiction over any dispute or claim (including non-contractual disputes or claims) that arises out of or in connection with this agreement or its subject matter or formation.
This agreement has been executed as a deed by each of the parties and delivered on the date set out at the beginning of it.

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Schedule 1
Form of Drawdown Request

To:	The Lender
Attention:	Dan Richards
Date:	[DATE]

Total Security Limited
USD10,000,000 Facility Agreement dated [DATE] between Onyx Asset Finance Limited (1) [●] (2) (Facility Agreement)
We refer to the Facility Agreement. This is a Drawdown Request. Words and expressions defined in the Facility Agreement have the same meaning in this Drawdown Request unless given a different meaning in this Drawdown Request.
We give you notice that we wish to draw down the following Loan:

Amount:	USD[AMOUNT]
Drawdown Date:	[DATE]
Purpose:	PAYMENT OF [●]

The Loan is to be made available by credit to [ACCOUNT DETAILS] [save for the Arrangement [and Legal Fees] which you shall retain.
We confirm that, on today’s date and the proposed Drawdown Date no Event of Default or Potential Event of Default is continuing or would result from the proposed Loan.
This Drawdown Request is irrevocable.
This Drawdown Request is a Finance Document.

.................................
For and on behalf of
Total Security Limited
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Schedule 2
Part 1 - Conditions Precedent to Drawdown
The Borrower shall deliver (or procure that there is delivered) to the Lender in form and substance satisfactory to the Lender:
(a)a Drawdown Request in respect of the Drawdown;
(b)a director’s certificate, attaching the incorporation documents of the Borrower, a certified copy of the board minutes and specimen signatures in the agreed form, approving the entry into by the Borrower of this agreement and the Debenture;
(c)a legal opinion from the Lender’s lawyers in respect of the Borrower;
(d)this agreement and the Debenture, duly executed by the Borrower; and
(e)a copy of any other authorisation or other document, opinion or assurance which the Lender reasonably considers to be necessary or desirable (if it has notified the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document.

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LENDER

Executed as a Deed by ONYX ASSET FINANCE LIMITED acting by in the presence of:		/s/ Dan Richards
Witness’s signature	/s/ Shane Crossan	Director Full Name: Dan Richards
Name	Shane Crossan
Address	24 Noble Road
Fareham, UK
PO144FJ
Occupation	VP of Engineering

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BORROWER

Executed as a Deed by TOTAL SECURITY LIMITED acting by in the presence of:		/s/ Tridivesh Kidambi
Witness’s signature	/s/ Stewart Marlborough	Director Full Name: Tridivesh Kidambi
Name	Stewart Marlborough
Address	515 Loma Vista Street
El Segundo, CA 90245

Occupation	President, Commerce System1

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